UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Worksport Ltd.

(Exact name of registrant as specified in its charter)

Nevada	35-2696895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 N America Dr.

West Seneca, NY 14224

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Worksport Ltd. 2022 Equity Incentive Plan

(Full titles of the plans)

Steven Rossi

President, Chief Executive Officer and Chairman of the Board of Directors

Worksport Ltd.

2500 N America Dr.

West Seneca, NY 14224

1-888-554-8789

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Philip Magri, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, New York 10036

Telephone: (212) 930-9700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 1,452,276 shares of common stock, par value $0.001 per share (“Common Stock”), of Worksport Ltd. (the “Registrant”), issuable pursuant to the Worksport Ltd. 2022 Equity Incentive Plan, as amended (the “2022 Plan”). These additional shares of Common Stock became reserved for issuance under the 2022 Plan as a result of the automatic increases effective July 1, 2026 and October 1, 2026 under the “evergreen” provision in the 2022 Plan, which provides that the total number of shares subject to the 2022 Plan automatically increases on the first trading day of each calendar quarter pursuant to a specified formula. Upon the effectiveness of this Registration Statement, an aggregate of 3,423,860 shares of Common Stock will be registered for issuance from time to time under the 2022 Plan. Pursuant to General Instruction E of Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 14, 2023 (File No. 333-271263), March 28, 2025 (File No. 333-286236) and April 20, 2026 (File No. 333-295198), in each case pertaining to the 2022 Plan, to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Registrant’s 2022 Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The Registrant will provide to each participant in the 2022 Plan, without charge, upon written or oral request, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and all other documents required to be delivered to participants pursuant to Rule 428(b) under the Securities Act. Requests should be directed to Worksport Ltd., Attention: Corporate Secretary, 2500 N America Dr., West Seneca, NY 14224, telephone 1-888-554-8789.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. The documents listed below are incorporated by reference into this prospectus:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 26, 2026;

●	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 13, 2026;

●	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the Commission on August 11, 2026;

●	the Registrant’s Current Reports on Form 8-K filed with the Commission on April 14, 2026, May 1, 2026, June 9, 2026, June 24, 2026, August 14, 2026, August 27, 2026 and September 4, 2026, to the extent the information in such reports is filed and not furnished; and

●	the description of the Registrant’s common stock contained in the Registrant’s Form 8-A (File No. 001-40681) filed with the Commission on July 27, 2021, as updated by the description of securities filed as Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and including any amendment or report filed for the purpose of updating such description.

All documents filed and to be filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished under Item 7.01 of Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she:

●	is not liable under NRS 78.138 for breach of his or her fiduciary duties to the corporation; or

●	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under NRS 78.7502(2), indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

NRS 78.752 permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under the Registrant’s bylaws, the directors shall cause the Registrant to indemnify a director or former director of the Registrant, and the directors may cause the Registrant to indemnify a director or former director of a corporation of which the Registrant is or was a shareholder, and the heirs and personal representatives of any such person, against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by such person in connection with any civil, criminal or administrative action or proceeding to which he or she is, or they are, made a party by reason of his or her being or having been a director of the Registrant or a director of such corporation, including an action brought by the Registrant. Each director of the Registrant, on being elected or appointed, is deemed to have contracted with the Registrant on the terms of the foregoing indemnity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.:	Description of Exhibit:
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Worksport Ltd. 2022 Equity Incentive Plan (previously filed and incorporated by reference to Exhibit 10.21 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023)
10.2	First Amendment to Worksport Ltd. 2022 Equity Incentive Plan (previously filed and incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 20, 2026)
23.1	Consent of Lumsden & McCormick, LLP
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page hereto)
107	Filing Fee Table

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply to the Registration Statement on Form S-8 if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Seneca, New York, on October 9, 2026.

Worksport Ltd.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Title:	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Rossi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Rossi	President, Chief Executive Officer and Chairman of the Board of Directors	October 9, 2026
Steven Rossi	(Principal Executive Officer)

/s/ Jennifer Kartychak	Chief Financial Officer	October 9, 2026
Jennifer Kartychak	(Principal Financial Officer and Principal Accounting Officer)

/s/ Lorenzo Rossi	Director	October 9, 2026
Lorenzo Rossi

/s/ Craig Loverock	Director	October 9, 2026
Craig Loverock

/s/ William Caragol	Director	October 9, 2026
William Caragol

/s/ Ned L. Siegel	Director	October 9, 2026
Ned L. Siegel